Exhibit 10.1

EXECUTION VERSION
TENTH AMENDMENT TO RECEIVABLES PURCHASE AGREEMENT
This TENTH AMENDMENT (this “Amendment”), dated as of November 25, 2014, is among TRIUMPH RECEIVABLES, LLC, a Delaware limited liability company, as seller (the “Seller”), TRIUMPH GROUP, INC., a Delaware corporation (“Triumph”), as servicer (in such capacity, together with its successors and permitted assigns in such capacity, the “Servicer”), PNC BANK, NATIONAL ASSOCIATION, a national banking association (“PNC”), as a related committed purchaser (in such capacity, together with its successors and permitted assigns in such capacity, the “Purchaser”), as purchaser agent (in such capacity, together with its successors and permitted assigns in such capacity, the “Purchaser Agent”), and as administrator (in such capacity, together with its successors and permitted assigns in such capacity, the “Administrator”). Capitalized terms used but not otherwise defined herein have the respective meanings assigned thereto in the Agreement (as defined below).
RECITALS
1.    The Seller, the Servicer, the Purchaser, the Purchaser Agent and the Administrator are parties to the Receivables Purchase Agreement, dated as of August 7, 2008 (as amended, restated, supplemented or otherwise modified through the date hereof, the “Agreement”).
2.    Concurrently herewith, the Seller, the Servicer, PNC, as depository bank, and the Administrator are entering into that certain Amendment No. 4 to Blocked Account Agreement, dated as of the date hereof (the “Blocked Account Amendment”).
3.    Concurrently herewith and pursuant to that certain Joinder Agreement, dated as of the date hereof, Triumph Engine Control Systems, LLC (“Engine Control”), is becoming a party to the Sale Agreement, as an Originator thereunder (the “Engine Control Joinder”).
4.    Concurrently herewith and pursuant to that certain Joinder Agreement, dated as of the date hereof, Triumph Actuation Systems - Yakima, LLC (“Yakima”), is becoming a party to the Sale Agreement, as an Originator thereunder (the “Yakima Joinder”).
5.    Concurrently herewith, the parties hereto are entering into a Sixth Amended and Restated Purchaser Group Fee Letter, dated as of the date hereof (the “A&R Fee Letter”).
6.    Concurrently herewith, the Servicer, the Seller, Engine Control, Yakima and the existing Originators are entering into a Fifth Amendment to Purchase and Sale Agreement, dated as of the date hereof (the “PSA Amendment”).
7.    Concurrently herewith, the Seller, the Servicer, Engine Control, Yakima, the existing Originators and the Administrator are entering into that certain Fourth Amendment to Sub-Servicing Letter Agreement, dated as of the date hereof (the “Sub-Servicing Amendment”; together with the Blocked Account Amendment, the Engine Control Joinder, the Yakima Joinder, the A&R Fee Letter and the PSA Amendment, collectively, the “Related Agreements”).
8.    The Seller, the Servicer, the Purchaser, the Purchaser Agent and the Administrator desire to amend the Agreement as hereinafter set forth.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:
SECTION 1. Amendments to the Agreement. The Agreement is hereby amended as follows:
(a)The following new Section 6.18 is hereby added to the Agreement immediately following existing Section 6.17 thereof:
Section 6.18    Joinder of Originators. Each of the parties hereto hereby acknowledge and agree that solely in connection with the joinder of any additional Person as an “Originator” under the Sale Agreement pursuant to Section 4.3 of the Sale Agreement, that so long as each of the Joinder Conditions are satisfied as of the date of such joinder, then neither the Administrator nor any Purchaser or Purchaser Agent shall require any Material Amendment to this Agreement solely in connection with such joinder.
For purposes of this Section 6.18, the terms set forth below shall have the following meanings:
“Joinder Conditions” means each of the following conditions: (i) no Termination Event or Unmatured Termination Event has occurred and is continuing or would result from such joinder, (ii) each of the conditions set forth in Section 4.3 of the Sale Agreement have been satisfied before the date of such joinder and (iii) such additional Person is both (A) organized under the laws of a State of the United States and (B) a Small New Originator.
“Material Amendment” means an amendment to any of the following: (i) the definition of “Eligible Receivable”, “Loss Reserve”, “Loss Reserve Percentage”, “Dilution Reserve”, “Dilution Reserve Percentage”, “Yield Reserve”, “Dilution Component Reserve”, “Net Receivables Pool Balance”, “Excess Concentration” or “Total Reserves” or (ii) any “Termination Event” set forth on Exhibit V; provided, however, that “Material Amendment” shall not include an amendment to any of the following: (i) Schedule II to this Agreement or (ii) the definition of “Excluded Receivable”.
“Small New Originator” means any Person that is joined to the Sale Agreement as an “Originator” pursuant to Section 4.3 thereof that satisfies each of the following conditions immediately prior to the effectiveness of its addition: (i) the aggregate Outstanding Balance of all Receivables originated by such Person does not exceed 10% of the aggregate Outstanding Balance of all Receivables then in the Receivables Pool and (ii) the aggregate credit sales made by such Person during the prior twelve (12) calendar months does not exceed 10% of the aggregate credit sales made by all Originators during the prior twelve (12) calendar months.
(b)The defined term “BBA” and the definition thereof set forth in Exhibit I to the Agreement is hereby deleted in its entirety.
(c)The following new defined terms and definitions thereof are hereby added to Exhibit I to the Agreement in appropriate alphabetical order:
“Anti-Terrorism Laws” means any applicable laws or regulation relating to terrorism, trade sanctions programs and embargoes, import/export licensing, money laundering or bribery, and any regulation, order, or directive promulgated, issued or enforced pursuant to such applicable laws or regulations, all as amended, supplemented or replaced from time to time.
“Covered Entity” means (a) the Seller, the Servicer, Triumph and each Originator and (b) each Person that, directly or indirectly, is in control of a Person described in clause (a) above. For purposes of this definition, control of a Person shall mean the direct or indirect (x) ownership of, or power to vote, 25% or more of the issued and outstanding equity interests having ordinary voting power for the election of directors of such Person or other Persons performing similar functions for such Person, or (y) power to direct or cause the direction of the management and policies of such Person whether by ownership of equity interests, contract or otherwise.
“OECD Country” means a country which is a member of the Organization for Economic Cooperation and Development.
“Reportable Compliance Event” means that any Covered Entity becomes a Sanctioned Person, or is charged by indictment, criminal complaint or similar charging instrument, arraigned, or custodially detained in connection with any Anti-Terrorism Law or any predicate crime to any Anti-Terrorism Law, or has knowledge of facts or circumstances to the effect that it is reasonably likely that any aspect of its operations is in actual or probable violation of any Anti-Terrorism Law.
“Sanctioned Country” means a country subject to a sanctions program maintained under any Anti-Terrorism Law.
“Sanctioned Person” means any individual person, group, regime, entity or thing listed or otherwise recognized as a specially designated, prohibited, sanctioned or debarred person, group, regime, entity or thing, or subject to any limitations or prohibitions (including but not limited to the blocking of property or rejection of transactions), under any Anti-Terrorism Law.

(d)The “Commitment” of the Purchaser as set forth below its signature to the Agreement is hereby amended to be “$225,000,000”.
(e)The definition of “Eligible Foreign Obligor” set forth in Exhibit I to the Agreement is hereby replaced in its entirety with the following:
“Eligible Foreign Obligor” means an Obligor which is both (i) either (A) organized under the laws of any country (other than the United States) that has a long-term foreign currency rating of at least “A” by Standard & Poor’s and “A2” by Moody’s or (B) organized under the laws of an OECD Country and (ii) not a Sanctioned Person.
(f)The definition of “Euro-Rate” set forth in Exhibit I to the Agreement is hereby replaced in its entirety with the following:
“Euro-Rate” means with respect to any Yield Period, the interest rate per annum determined by the Administrator by dividing (the resulting quotient rounded upwards, if necessary, to the nearest 1/100th of 1% per annum) (i) the rate per annum equal to the London interbank market offered rate for U.S. dollars as reported on Reuters Screen LIBOR01 Page (or on any successor or substitute page providing rate quotations comparable to those currently provided on such page, as determined by the Administrator from time to time for purposes of providing quotations of interest rates applicable to dollar deposits in the London interbank market) at or about 11:00 a.m. (London time) on the Business Day which is two (2) Business Days prior to the first day of such Yield Period for an amount comparable to the Portion of Capital to be funded at the Alternate Rate determined by reference to the Euro-Rate during such Yield Period by (ii) a number equal to 1.00 minus the Euro-Rate Reserve Percentage. The Euro-Rate may also be expressed by the following formula:
London interbank offered rates reported on Reuters Screen
LIBOR01 Page or appropriate successor
Euro-Rate =
1.00 - Euro-Rate Reserve Percentage
(g)The definition of “Excess Concentration” set forth in Exhibit I to the Agreement is hereby amended as follows:
(i)    clause (v) thereof is amended by replacing the percentage “50%” where it appears therein with the percentage “45%”; and
(ii)     clause (vi) thereof is amended by replacing the percentage “12.5%” where it appears therein with the percentage “15.0%”.
(h)The definition of “Excluded Receivable” set forth in Exhibit I to the Agreement is hereby replaced in its entirety with the following:

“Excluded Receivable” means any indebtedness and other obligations owed to the Seller (as the assignee of the related Originator) or any such related Originator by, or any right of such Originator to payment from or on behalf of:
(a) [Reserved];
(b) Honeywell International Inc., as the Excluded Receivable Obligor, where:
(i) Triumph Gear Systems - Macomb, Inc. is the Originator, which indebtedness is sold to GE Capital pursuant to that certain Purchase Agreement, dated September 29, 1995 (as amended on December 11, 2006), between Triumph Gear Systems - Macomb, Inc. and GE Capital;
(ii) Triumph Engineered Solutions, Inc. is the Originator, which indebtedness is sold to GE Capital pursuant to that certain Purchase Agreement, dated January 25, 1999, between Triumph Engineered Solutions, Inc. and GE Capital;
(iii) Triumph Thermal Systems, LLC is the Originator, which indebtedness is sold to GE Capital pursuant to that certain Purchase Agreement, dated April 11, 2007, between Triumph Thermal Systems, LLC and GE Capital; or
(iv) Triumph Engine Control Systems, LLC is the Originator, which indebtedness is sold to GE Capital pursuant to that certain Purchase Agreement, dated October 21, 2013, between Triumph Engine Control Systems, LLC and GE Capital,
(c) United Technologies Corp. or Sikorsky Aircraft Corporation, as the Excluded Receivable Obligor, where:
(i) Triumph Fabrications - Hot Springs, LLC is the Originator, which indebtedness is sold to Citibank, N.A. pursuant Supplier Member Agreement, dated as of January 23, 2004, among Triumph Fabrications - Hot Springs, LLC, Citibank, N.A. and Orbian Corp.;
(ii) Triumph Structures - Wichita, Inc. is the Originator, which indebtedness is sold to Citibank, N.A. pursuant to a certain Supplier Agreement, dated as of February 2, 2003, between Triumph Structures - Wichita, Inc. and Citibank, N.A.;
(iii) Triumph Controls, LLC is the Originator, which indebtedness is sold to Citibank, N.A. pursuant to a certain Supplier Agreement, dated as of March 17, 2010, between Triumph Controls, LLC and Citibank, N.A.;

(iv) Triumph Actuation Systems - Connecticut, LLC is the Originator, which indebtedness is sold to Citibank, N.A. pursuant to a certain Supplier Agreement, dated as of September 29, 2011, between Triumph Actuation Systems - Connecticut, LLC and Citibank, N.A.;
(v) Triumph Actuation Systems - Connecticut, LLC (DBA): Triumph Aerospace Systems - Seattle is the Originator, which indebtedness is sold to Citibank, N.A. pursuant to a certain Supplier Agreement, dated as of September 29, 2011, between Triumph Actuation Systems - Connecticut, LLC (DBA): Triumph Aerospace Systems - Seattle and Citibank, N.A.; or
(vi) Triumph Gear Systems - Macomb, Inc. is the Originator, which indebtedness is sold to Citibank, N.A. pursuant to that certain Supplier Agreement, dated as of June 16, 2004, between Triumph Gear Systems - Macomb, Inc. (f/k/a ACR Industries, Inc.) and Citibank, N.A.,
(d) General Electric Company, its divisions, business units and/or affiliates (each, a “GE Business”), as the Excluded Receivable Obligor(s), where Triumph Gear Systems - Macomb, Inc. is the Originator, which indebtedness is sold to GE Capital pursuant to each of the purchase orders and purchase requests made from time to time by any GE Business, by Triumph Gear Systems - Macomb, Inc. for the benefit of GE Capital;
in each case whether constituting an account, chattel paper, payment intangible, instrument or general intangible, in each instance arising in connection with the sale of goods or the rendering of services, and includes, without limitation, the obligation to pay any finance charges, fees and other charges with respect thereto.
(i)The definition of “Facility Termination Date” set forth in Exhibit I to the Agreement is hereby amended by replacing the date “February 26, 2016” where it appears therein with the date “November 22, 2017”.
(j)The definition of “Purchase Limit” set forth in Exhibit I to the Agreement is hereby amended by replacing the amount “$175,000,000” where it appears therein with the amount “$225,000,000”.
(k)Section 1(l) of Exhibit III to the Agreement is hereby replaced in its entirety with the following:
(l)    Investment Company Act. The Seller is neither (i) an “investment company,” or a company “controlled” by an “investment company,” within the meaning of the Investment Company Act of 1940, as amended, nor (ii) a “covered fund” under Section 13 of the U.S. Bank Holding Company Act of 1956, as amended, and the applicable rules and regulations thereunder.

(l)The following new Section 1(o) is hereby added to Exhibit III of the Agreement immediately following existing Section 1(n) thereof:
(o)    Anti-Money Laundering/International Trade Law Compliance. No Covered Entity is a Sanctioned Person. No Covered Entity, either in its own right or through any third party, (a) has any of its assets in a Sanctioned Country or in the possession, custody or control of a Sanctioned Person in violation of any Anti-Terrorism Law; (b) does business in or with, or derives any of its income from investments in or transactions with, any Sanctioned Country or Sanctioned Person in violation of any Anti-Terrorism Law; or (c) engages in any dealings or transactions prohibited by any Anti-Terrorism Law.
(m)The following new Section 2(i) is hereby added to Exhibit III of the Agreement immediately following existing Section 2(h) thereof:
(i)    Anti-Money Laundering/International Trade Law Compliance. No Covered Entity is a Sanctioned Person. No Covered Entity, either in its own right or through any third party, (a) has any of its assets in a Sanctioned Country or in the possession, custody or control of a Sanctioned Person in violation of any Anti-Terrorism Law; (b) does business in or with, or derives any of its income from investments in or transactions with, any Sanctioned Country or Sanctioned Person in violation of any Anti-Terrorism Law; or (c) engages in any dealings or transactions prohibited by any Anti-Terrorism Law.
(n)Section 1(q) of Exhibit IV to the Agreement is hereby amended by replacing the amount “$12,500,000” where it appears therein with the amount “$22,500,000”.
(o)The following new Section 1(s) is hereby added to Exhibit IV of the Agreement immediately following existing Section 1(r) thereof:
(s)    Anti-Money Laundering/International Trade Law Compliance. No Covered Entity will become a Sanctioned Person. No Covered Entity, either in its own right or through any third party, will (a) have any of its assets in a Sanctioned Country or in the possession, custody or control of a Sanctioned Person in violation of any Anti-Terrorism Law; (b) do business in or with, or derive any of its income from investments in or transactions with, any Sanctioned Country or Sanctioned Person in violation of any Anti-Terrorism Law; (c) engage in any dealings or transactions prohibited by any Anti-Terrorism Law or (d) use the proceeds of any Purchase to fund any operations in, finance any investments or activities in, or, make any payments to, a Sanctioned Country or Sanctioned Person in violation of any Anti-Terrorism Law. The funds used to repay Seller’s obligations under this Agreement and each of the other Transaction Documents will not be derived from any unlawful activity. Each Covered Entity shall comply with all Anti-Terrorism Laws. Seller shall promptly notify the Administrator in writing upon the occurrence of a Reportable Compliance Event.
(p)The following new Section 2(o) is hereby added to Exhibit IV of the Agreement immediately following existing Section 2(n) thereof:
(o)    Anti-Money Laundering/International Trade Law Compliance. No Covered Entity will become a Sanctioned Person. No Covered Entity, either in its own right or through any third party, will (a) have any of its assets in a Sanctioned Country or in the possession, custody or control of a Sanctioned Person in violation of any Anti-Terrorism Law; (b) do business in or with, or derive any of its income from investments in or transactions with, any Sanctioned Country or Sanctioned Person in violation of any Anti-Terrorism Law; (c) engage in any dealings or transactions prohibited by any Anti-Terrorism Law or (d) use the proceeds of any Purchase to fund any operations in, finance any investments or activities in, or, make any payments to, a Sanctioned Country or Sanctioned Person in violation of any Anti-Terrorism Law. The funds used to repay Servicer’s obligations under this Agreement and each of the other Transaction Documents will not be derived from any unlawful activity. Each Covered Entity shall comply with all Anti-Terrorism Laws. Servicer shall promptly notify the Administrator in writing upon the occurrence of a Reportable Compliance Event.
(q)Clause (f) of Exhibit V to the Agreement is hereby amended by (i) replacing the percentage “15.0%” where it appears in subclause (i)(B) thereof with the percentage “12.0%” and (ii) replacing the percentage “13.0%” where it appears in subclause (ii)(B) thereof with the percentage “10.0%”
(r)Schedule II to the Agreement is hereby replaced in its entirety with Schedule II attached hereto.
SECTION 2. Conditions to Effectiveness.
This Amendment shall become effective as of the date hereof, provided that neither the Facility Termination Date nor a Termination Event or Unmatured Termination Event has occurred and subject to the condition precedent that the Administrator shall have received (i) the “Amendment Fee” (under and as defined in the A&R Fee Letter) in accordance with the A&R Fee Letter and (ii) each of the following, each duly executed and dated as of the date hereof (or such other date satisfactory to the Administrator), in form and substance satisfactory to the Administrator:
(a)counterparts of this Amendment (whether by facsimile or otherwise) executed by each of the parties hereto;
(b)counterparts of each of the Related Agreements (whether by facsimile or otherwise) executed by each of the parties thereto;

(c)such other documents, agreements, certificates, opinions and instruments as the Administrator may reasonably request prior to delivery by Administrator of an executed counterpart of this Amendment.
SECTION 3. Representations and Warranties.
Each of the Seller and the Servicer, as applicable, hereby represents and warrants to the Purchaser, the Purchaser Agent and the Administrator as follows:
(a)Representations and Warranties. The representations and warranties contained in Exhibit III of the Agreement are true and correct as of the date hereof (unless stated to relate solely to an earlier date, in which case such representations or warranties were true and correct as of such earlier date).
(b)Enforceability. The execution and delivery by each of the Seller and the Servicer of this Amendment, and the performance of each of its obligations under this Amendment and the Agreement, as amended hereby, are within each of its organizational powers and have been duly authorized by all necessary action on each of its parts. This Amendment and the Agreement, as amended hereby, are each of the Seller’s and the Servicer’s valid and legally binding obligations, enforceable in accordance with its terms.
(c)No Default. Immediately after giving effect to this Amendment and the transactions contemplated hereby, no Termination Event or Unmatured Termination Event exists or shall exist.
SECTION 4. Effect of Amendment; Ratification. Except as specifically amended hereby, the Agreement is hereby ratified and confirmed in all respects, and all of its provisions shall remain in full force and effect. After this Amendment becomes effective, all references in the Agreement (or in any other Transaction Document) to “the Receivables Purchase Agreement”, “this Agreement”, “hereof”, “herein”, or words of similar effect, in each case referring to the Agreement, shall be deemed to be references to the Agreement as amended hereby. This Amendment shall not be deemed to expressly or impliedly waive, amend, or supplement any provision of the Agreement other than as specifically set forth herein.
SECTION 5. Reaffirmation of Performance Guaranty. After giving effect to this Amendment, the Performance Guaranty Amendment and each of the other transactions contemplated hereby and thereby, all of the provisions of the Performance Guaranty shall remain in full force and effect and Triumph hereby ratifies and affirms the Performance Guaranty and acknowledges that the Performance Guaranty has continued and shall continue in full force and effect in accordance with its terms.
SECTION 6. Counterparts. This Amendment may be executed in any number of counterparts and by different parties on separate counterparts, and each counterpart shall be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.
SECTION 7. Governing Law. This Amendment shall be governed by, and construed in accordance with, the internal laws of the State of New York without regard to any otherwise applicable conflicts of law principles (other than Sections 5-1401 and 5-1402 of the New York General Obligations Law).
SECTION 8. Section Headings. The various headings of this Amendment are inserted for convenience only and shall not affect the meaning or interpretation of this Amendment or the Agreement or any provision hereof or thereof.
SECTION 9. Successors and Assigns. This Amendment shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns.
SECTION 10. Severability. If any one or more of the agreements, provisions or terms of this Amendment shall for any reason whatsoever be held invalid or unenforceable, then such agreements, provisions or terms shall be deemed severable from the remaining agreements, provisions and terms of this Amendment and shall in no way affect the validity or enforceability of the provisions of this Amendment or the Agreement.
[SIGNATURE PAGES TO FOLLOW]

IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first written above.
TRIUMPH RECEIVABLES, LLC
By: /S/ Jeffrey L. McRae
Name: Jeffrey L. McRae
Title: Senior Vice President and CFO
TRIUMPH GROUP, INC.,
in its individual capacity and as Servicer
By: /S/ Jeffrey L. McRae
Name: Jeffrey L. McRae
Title: Senior Vice President and CFO

PNC BANK, NATIONAL ASSOCIATION,
as Administrator, as a Purchaser Agent
and as a Related Committed Purchaser
By: /S/ Mark Falcione
Name: Mark Falcione
Title: Executive Vice President